EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-09277, 333-61851, 333-40532, 333-68410, 333-143682, 333-143683, 333-182800, 333-182801, 333-218031 and 333-266222 on Form S-8 and in Registration Nos. 033-46171, 333-157145, 333-179179, 333-192474, 333-195484, 333-214084, and 333-240165 on Form S-3 of Codorus Valley Bancorp, Inc. of our report dated March 14, 2023, relating to the financial statements, appearing in this Annual Report on Form 10-K.

Crowe LLP

Columbus, Ohio

March 14, 2023